						Underwriter			Principal Amt 	Aggregate
				Purchase	from Whom			of Purchase	Amount			Purchase
Fund Name			Date		Purchased			by Adviser	of Offering		Price

EQ/Balanced (Equity Sleeve) 	01/31/02	Morgan Stanley, 		$21,047,600	$980,000,000		$28.000
Portfolio					Credit Suisse First Boston,
						Merrill Lynch,
						Lehman Brothers,
						UBS Warburg, JP Morgan Chase
						and Jeffries & Co.


EQ/Balanced Mercury Portfolio	03/20/02	Credit Suisse First Boston	$17,395,000	$1,678,500,000		$24.500


EQ/Mercury Basic Value 		03/20/02	Credit Suisse First Boston	$17,395,000	$1,678,500,000		$24.500
Portfolio

EQ/J.P. Morgan Core Bond 	02/12/02	Lehman Brothers			$363,364,800	$2,250,000,000		$99.552
Portfolio			02/13/02	First Boston Brokerage		$1,121,265	$2,000,000,000		$99.668
				03/06/02	Morgan Stanley			$15,896,640	$1,750,000,000,000	$99.354
				03/08/02	Salomon Brothers		$913,655	$2,000,000,000		$99.853
				03/26/02	Merrill Lynch & Co. Inc.	$27,814,640	$750,000,000		$99.338
				04/10/02	Morgan Stanley			$733,596	$1,800,000,000		$99.809
				04/24/02	Salomon Brothers		$818,565	$500,000,000		$99.809
				05/15/02	Deutsche Morgan			$1,151,752	$4,760,908		$99.289
				07/23/02	Banc One Capital		$72,015,700	$500,000,000		$99.332
				08/14/02	Salomon Brothers		$4,012,897	$1,000,000,000		$98.476
				08/20/02	Goldman Sachs			$9,434,232	$1,500,000,000		$99.886
				08/21/02	Bear Stearns			$4,428,195	$1,000,000,000		$99.510
				08/22/02	Salomon Brothers		$5,104,374	$750,000,000		$99.716
				09/17/02	Salomon Brothers		$486,389	$1,000,000,000		$99.263
				09/18/02	Barclay's Capital		$4,400,000	$1,000,000,000		$100.000
				09/26/02	Salomon Brothers		$5,106,978	$500,000,000		$99.261


EQ/Lazard Small Cap Value 	04/23/02	Merrill Lynch & Co. Inc.	$4,332,500	$450,000,000		$25.000
Portfolio			05/15/02	Bear Stearns			$853,200	$225,000,000		$27.750


EQ/Putnam Growth & 		01/31/02	Morgan Stanley, 		$28,000		$980,000,000		$28.000
Income Value Portfolio				Dean Witter,
						Credit Suisse First Boston,
						Merrill Lynch,
						Lehman Brothers,
						UBS Warburg,
						and Jeffries & Co.


EQ/Marsico Focus Portfolio	03/21/02	Morgan Stanley, 		$37,664,575	$3,885,000,000		$18.500
						Salomon Smith Barney,
						Merrill Lynch,
						Lehman Brothers,
						UBS Warburg,
						and Goldman Sachs


EQ/J.P. Morgan Core Bond	10/02/02	Salomon Smith Barney		$2,394,687	$600,000,000		$98.750
				11/20/02	Lehman Brothers			$3,204,553	$1,000,000,000		$99.366
				11/21/02	Lehman Brothers			$2,816,387	$750,000,000		$99.519


EQ/High Yield (Pimco Sleeve)	10/30/02	J.P. Morgan Chase		$16,435,000	$525,000,000		$100.000
				10/30/02	J.P. Morgan Chase		$11,650,000	$450,000,000		$100.000
				11/05/02	Salomon Smith Barney		$20,425,000	$450,000,000		$100.000
				12/11/02	Salomon Smith Barney		$12,525,000	$175,000,000		$100.549

				Commission
				Spread or
Fund Name			Profit			Security			Affiiated Underwriter

EQ/Balanced (Equity Sleeve) 	4.75%  $1.33/share	Loews Corp. - Carolina Group	Bernstein (Sanford C.) & Co., Inc.
Portfolio



EQ/Balanced Mercury Portfolio	$0.468/share		Companhia Vale do Rio Doce	Merrill Lynch & Co., Inc.


EQ/Mercury Basic Value 		$0.468/share		Companhia Vale do Rio Doce	Merrill Lynch & Co., Inc.
Portfolio


EQ/J.P. Morgan Core Bond 	$0.425/share		General Electric Cap Corp.	J.P. Morgan Securities, Inc.
Portfolio			$0.45/share		General Mills, Inc.		J.P. Morgan Securities, Inc.
				0.65%			Weyerhauser Co.			J.P. Morgan Securities, Inc.
				$0.65/share		Sprint Capital Corp.		J.P. Morgan Securities, Inc.
				0.65%			Meadwestvaco Corp.		J.P. Morgan Securities, Inc.
				0.60%			Valero Energy Corp.		J.P. Morgan Securities, Inc.
				0.65%			United Technologies Corp.	J.P. Morgan Securities, Inc.
				$0.045/share		Household Finance Corp.		J.P. Morgan Securities, Inc.
				$0.45/share		Wells Fargo 			J.P. Morgan Securities, Inc.
				$0.45/share		SBC Communications Inc.		J.P. Morgan Securities, Inc.
				$0.45/share		Goldman Sachs Group Inc.	J.P. Morgan Securities, Inc.
				$0.45/share		Verizon Global Funding Corp.	J.P. Morgan Securities, Inc.
				$0.65/share		Kinder Morgan Inc.		J.P. Morgan Securities, Inc.
				$0.65/share		Cox Communications Inc.		J.P. Morgan Securities, Inc.
				$0.01/share		Barclays Bank PLC		J.P. Morgan Securities, Inc.
				$0.875/share		Archer Daniels Midland Company	J.P. Morgan Securities, Inc.


EQ/Lazard Small Cap Value 	$0.95/share		Heritage Property Invest Trust	Lazard Freres & Co.
Portfolio			$0.76/share		Aeropostale, Inc.		Lazard Freres & Co.


EQ/Putnam Growth & Income 	4.75%  $1.33/share	Loews Corp. - Carolina Group	Bernstein (Sanford C.) & Co., Inc.
Value Portfolio



EQ/Marsico Focus Portfolio	2.50%  $0.463/share	Travelers Prop Casualty Corp.	Banc of America Securities, LLC



EQ/J.P. Morgan Core Bond	$0.875/share		Conoco Phillips			J.P. Morgan Securities, Inc.
				$0.45/share		Household Finance Corp.		J.P. Morgan Securities, Inc.
				$0.35/share		Washington Mutual		J.P. Morgan Securities, Inc.


EQ/High Yield (Pimco Sleeve)	816 BP vs. T 4.375 08/12Dex Media East LLC		Credit Lyonnais Securities
				640 BP vs. T 6 08/15/09	Dex Media East LLC		Credit Lyonnais Securities
				467 BP vs. T 4 3/8 11/12Owens-Brockway Glass		Credit Lyonnais Securities
				462 BP vs. T 4 3/8 08/12Owens-Brockway Glass		Credit Lyonnais Securities